Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement of Tenon Medical, Inc. on Amendment No. 5 to Form S-1 of our report dated March 14, 2022 (except for Note 13, as to which the date is April 7, 2022), with respect to our audits of the consolidated financial statements of Tenon Medical, Inc. as of December 31, 2021 and 2020 and for the years then ended. We also consent to the reference of our firm under the heading "Experts" in this Registration Statement.

/s/ ArmaninoLLP
San Jose, California

April 19, 2022